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EXHIBIT 5.1

ALCAN                                                               [ALCAN LOGO]

Alcan Inc.

1188 Sherbrooke West            Tel.:   (514) 848-8000
Montreal, Quebec H3A 3G2        Fax:    (514) 848-8555
Canada                          www.alcan.com

10 April 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



                            Registration on Form S-3

Dear Sirs:

I have acted as counsel for Alcan Inc., a Canadian corporation (the "Company"), in connection with the proposed public offering from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), of up to U.S. $1,000,000,000 in aggregate offering price of debt securities (the "Debt Securities") and/or certain classes of equity securities (the "Equity Securities") of the Company, together, in the case of common shares, with associated common share purchase rights (the "Rights") issued pursuant to the amended and restated Shareholder Rights Agreement, dated April 22, 1999 between the Company and CIBC Mellon Trust Company, successor to The Royal Trust Company, as Rights Agent (the "Rights Agent") , as contemplated in the Company's Registration Statement on Form S-3 being filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Act (the "Registration Statement"). The Debt Securities will be issued under an Indenture dated as of May 15, 1983, as supplemented (as so supplemented, the "Indenture"), between the Company and Bankers Trust Company, as Trustee. I hereby consent to the use of this opinion in the Registration Statement and to the references on page 25 of the Prospectus forming a part of the Registration Statement and under the heading "Legal Opinions". In giving such consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

In reaching the conclusions expressed in this opinion, I have examined such certificates of public officials and of corporate officers and directors and such other documents and matters as I have deemed necessary or appropriate, relied upon the accuracy of facts and information set forth in all such documents, and assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals from which all such copies were made.

Based on the foregoing, I am of the opinion that (i) the Debt Securities, when executed by the Company and authenticated by or on behalf of the Trustee, pursuant to the terms of the Indenture, and issued for value, will be legally issued, binding obligations of the Company, (ii) the Equity Securities, upon due authorization by the Board of Directors of the Company, due execution by proper officers of the Company and due authentication by the Company's transfer agent and registrar of certificates representing the Equity Securities and delivery thereof against payment of the purchase price thereof, will be legally issued, fully paid and non-assessable, (iii) assuming that the abovementioned Shareholder Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and is still in effect, the Rights associated with the Equity Securities have been validly issued. In connection with our opinion set forth in clause (iii) above, I note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

The foregoing opinion is limited to matters involving the laws of Canada and the Province of Quebec. Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the State of

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New York or the Federal law of the United States of America, I have relied upon the opinion of Sullivan & Cromwell, United States counsel to the Company, which is being delivered to you and filed with the Commission on the date hereof as an exhibit to the Registration Statement.

                                               Yours truly,



                                               /s/ Roy Millington
                                               --------------------
                                               Roy Millington
                                               Corporate Secretary